Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Aspen Aerogels, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333‑227158 and 333-221403) on Form S-3, and registration statements (Nos. 333-236955, 333-230165, 333-223380, 333-216434, 333-209995 and 333-198124) on Form S-8 of Aspen Aerogels, Inc. of our report dated March 12, 2021, with respect to the consolidated balance sheets of Aspen Aerogels, Inc. and subsidiaries as of December 31, 2020 and 2019, the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes and financial statement schedule II – Valuation and Qualifying Accounts, and the effectiveness of internal control over financial reporting as of December 31, 2020, which report appears in the December 31, 2020 annual report on Form 10‑K of Aspen Aerogels, Inc.

Our report refers to a change in accounting principles related to leases.

/s/ KPMG LLP

Hartford, Connecticut
March 12, 2021